EXHIBIT 10.11

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of the 31st day of December, 2008, by and among Nevada Gold Holdings, Inc., a Delaware corporation (the “Company”), Nevada Gold Enterprises, Inc., a Nevada corporation (“Subsidiary”), and the Buyers (as defined below).

RECITALS:

WHEREAS, the Company will issue and deliver to each party listed as a buyer (the “Buyers”) on the Schedule of Buyers attached to that certain Securities Purchase Agreement dated of even date herewith (“Securities Purchase Agreement”) its 10% Secured Convertible Promissory Note (each, a “Note” and together, the “Notes”) in the aggregate principal amount of up to One Hundred Fifty Thousand Dollars ($150,000), the first of which Notes shall be dated as of the date of this Agreement; and

WHEREAS, pursuant to the Securities Purchase Agreement, the Company has agreed to grant and to cause the Subsidiary to grant a security interest in and to the Collateral (as defined in this Agreement) to the Buyers on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and intending to be legally bound, the parties covenant and agree as follows:

1.           Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Company or the Subsidiary, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Agent” shall mean ____________________________.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Company or the Subsidiary, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of Company and the Subsidiary, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, and Proceeds of each of them.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Company or the Subsidiary, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Company or the Subsidiary, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Company or the Subsidiary and not included in Inventory of the Company or the Subsidiary, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Notes or the Loan Documents, or (ii) any default by the Company or the Subsidiary in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Company or the Subsidiary now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Company or the Subsidiary, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by the Company or the Subsidiary.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Company or the Subsidiary.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Company or the Subsidiary, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Company or the Subsidiary and used or consumed in the Company’s or the Subsidiary’ business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Know-How” means all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Company or the Subsidiary or any of their respective employees, agents or representatives relating to any goods or services sold or licensed or offered for sale or license by the Company or the Subsidiary  or goods or services which the Company or the Subsidiary have a present intention to sell or license.

“Loan Documents” shall mean collectively, this Agreement, the Notes, the Securities Purchase Agreement and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, supplemented or modified from time to time.

“Permitted Liens” shall mean all (i) all existing liens on the assets of the Company and the Subsidiary which have been disclosed to the Buyer by the Company on a Schedule attached hereto, and (ii) all purchase money security interests hereinafter incurred by the Company or the Subsidiary in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

“Trade Secret Rights” means all documentation, Know-How and other materials owned by the Company or the Subsidiary that is considered to be proprietary to the Company or the Subsidiary, is maintained on a confidential or secret basis, and is generally not known to other persons or entities who are not subject to confidentiality restrictions.

2.           Security Interest.

(a)           As security for the full and timely payment of the Notes  in accordance with the terms of the Securities Purchase Agreement and the performance of the obligations of the Company under the Notes and the Securities Purchase Agreement, the Company and the Subsidiary agree that the Buyers shall have, and the Company and the Subsidiary shall grant and convey to and create in favor of the Buyers, a security interest under the Code in and to such of the Collateral as is now owned by the Company or the Subsidiary. The security interest granted to the Buyers in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

(b)           All of the Equipment, Inventory and Goods owned by Company or the Subsidiary is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at a Company or the Subsidiary’s job site in the ordinary course of business).  Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.  Schedule I discloses such Company and the Subsidiary’s names as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of both the Company and the Subsidiary (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by both Company and the Subsidiary state of incorporation, formation or organization (or a statement that no such number has been issued), both Company and the Subsidiary state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive officer and the office where both Company and the Subsidiary keep their respective books and records.  Both the Company and the Subsidiary have only one state or province, as applicable, of incorporation, formation or organization.  Company and the Subsidiary do not do business and have not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3.           Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a) The Company and the Subsidiary each covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Company and the Subsidiary.

(b) The Buyers or their representatives shall have the right, upon reasonable prior written notice to the Company and during the regular business hours of the Company, to examine and inspect the Collateral and to review the books and records of the Company or the Subsidiary concerning the Collateral that is now owned or acquired after the date of this Agreement by the Company or the Subsidiary and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) The Company and the Subsidiary shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by the Company or the Subsidiary in the states set forth on Schedule I or, upon written notice to the Buyers, at such other locations for which the Buyers have filed financing statements, and in no other states without 20 days’ prior written notice to the Buyers, except that the Company or the Subsidiary shall have the right until one or more Events of Default shall occur to sell or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

(d) The Company shall not move the location of its principal executive offices without prior written notification to the Buyers.

(e) Without the prior written consent of the Buyers, the Company and the Subsidiary shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f) Promptly upon request of the Buyers from time to time, the Company or the Subsidiary shall furnish the Buyers with such information and documents regarding the Collateral and the Company’s or the Subsidiary’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Buyers may reasonably request.

(g) During the term of this Agreement, the Company or the Subsidiary shall deliver to the Buyers, upon their reasonable, written request from time to time, without limitation,

(i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Company’s or the Subsidiary’s contracts or the performance of the Company’s or the Subsidiary’s contracts,

(ii) evidence of the Company’s or the Subsidiary’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii) reports as to the Company’s or the Subsidiary’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Company or the Subsidiary, and Company or the Subsidiary shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of Company or the Subsidiary and to assign to Buyers all such security interests in favor of Company or the Subsidiary.

(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Buyers under this Agreement, the Company or the Subsidiary shall have the right until one or more Events of Default shall occur, at their own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

(i) After the occurrence of an Event of Default, the Agent shall have the right, in its sole discretion, to give notice of the Buyers’ security interest to account debtors obligated to the Company or the Subsidiary and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Buyers and to enforce payment of the Accounts and the Chattel Paper and to enforce the Company’s or the Subsidiary’s contract rights. It is understood and agreed by the Company and the Subsidiary that Agent shall have no liability whatsoever under this subsection (i) except for their own gross negligence or willful misconduct.

(j) At all times during the term of this Agreement, Company and the Subsidiary shall promptly deliver to the Agent, upon their written request, all existing leases, and all other leases entered into by Company or the Subsidiary from time to time, covering any Equipment or Inventory (“Leased Inventory”) which is leased to third parties.

(l) Company and the Subsidiary shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Buyers, which consent shall not be unreasonably withheld.

(m) Company and the Subsidiary shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Buyers at least fifteen (15) days prior written notice thereof.

(n) The Company and the Subsidiary shall cooperate with the Buyers, at Company’s expense, in perfecting Buyers’ security interest in any of the Collateral.

(o) Agent may file any necessary financing statements and other documents Agent deems necessary in order to perfect Buyers’ security interest without Company’s or the Subsidiary’s signature. Company and the Subsidiary grant to Agent a power of attorney for the sole purpose of executing any documents on behalf of Company or the Subsidiary which Agent deems necessary to perfect Buyers’ security interest. Such power, coupled with an interest, is irrevocable.

4.           Actions with Respect to Accounts. The Company irrevocably makes, constitutes and appoints Agent its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to the Company or the Subsidiary and at the Company’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Buyers and that the Buyers has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Buyers;

(d) Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Receive, open and dispose of all mail addressed to the Company or the Subsidiary;

(f) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g) Enforce payment of and collect any Accounts, by legal proceedings  or otherwise, and for such purpose the Buyers may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Buyers;

(2) Receive and collect all monies due or to become due to the Company or the Subsidiary pursuant to the Accounts;

(3) Exercise all of the Company’s or the Subsidiary’s rights and remedies with respect to the collection of Accounts;

(4)  Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Buyers reasonably deems advisable;

(6) Prepare, file and sign the Company’s or the Subsidiary’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Company’s or the Subsidiary’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8) Endorse the name of the Company or the Subsidiary upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Buyers possession;

(9) Sign the name or names of the Company or the Subsidiary to verifications of Accounts and notices of Accounts sent by account debtors to the Company ; or

(10) Take all other actions that the Buyers reasonably deems to be necessary or desirable to protect the Company’s or the Subsidiary’s interest in the Accounts.

(h) Negotiate and endorse any Document in favor of the Buyers or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Company or the Subsidiary any instrument which the Buyers may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Company or the Subsidiary representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. The Company and each Subsidiary does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Notes are paid in full (at which time this power shall terminate in full) and the Company and the Subsidiary shall have performed all of their obligations under this Agreement. The Company and the Subsidiary each further agrees to use its reasonable efforts to assist the Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Buyers in any manner in its collection and enforcement of the Accounts.

5.           Preservation and Protection of Security Interest. Each of the Company and the Subsidiary represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Buyers or in favor of the Buyers, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming Buyers has taken all required action to perfect a security interest in the Collateral as provided by the Code, each of the Company and the Subsidiary represents and warrants that as of the date of this Agreement the Buyers have, and that all times in the future the Buyers will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens. Except as permitted by this Agreement, each of the Company and the Subsidiary covenants and agrees that it shall not, without the prior written consent of the Buyers (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Buyers, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Buyers or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Buyers or those with respect to the Permitted Liens. The Company and the Subsidiary shall faithfully preserve and protect the Buyers’ security interest in the Collateral and shall, at their own cost and expense, cause, or assist the Buyers to cause that security interest to be perfected and continue perfected so long as the Notes or any portion of the Notes are outstanding, unpaid or executory. For purposes of the perfection of the Buyers’ security interest in the Collateral in accordance with the requirements of this Agreement, the Company and the Subsidiary shall from time to time at the request of the Buyers file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Buyers may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Company and the Subsidiary shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Buyers in their discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. The Company and the Subsidiary agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6.           Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on the Company and the Subsidiary. The Company and the Subsidiary shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Buyers in their sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, the Company and the Subsidiary shall promptly notify Buyers of such loss, damage or destruction. At the reasonable request of the Buyers, each of the Company’s and the Subsidiary’s policies of insurance shall contain loss payable clauses in favor of the Company or the Subsidiary and the Buyers as their respective interests may appear and shall contain provision for notification of the Buyers thirty (30) days prior to the termination of such policy. At the request of the Buyers, copies of all such policies, or certificates evidencing the same, shall be deposited with the Buyers. If the Company or the Subsidiary fail to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Buyers may (but shall not be obligated to) do so for the account of the Company or the Subsidiary and add the cost thereof to the Notes. The Buyers are irrevocably appointed attorney-in-fact of the Company and the Subsidiary to endorse any draft or check which may be payable to the Company in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Buyers will turn over to the Company or the Subsidiary the proceeds of any such insurance collected by it on the condition that the Company or the Subsidiary apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Buyers), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Buyers after payment in full of the Notes shall be paid over to the Company or the Subsidiary or their order.

7.           Maintenance and Repair. The Company and the Subsidiary shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Company and the Subsidiary fail to do so, the Buyers may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Company or the Subsidiary and add the amount of such payments to the Notes.

8.           Preservation of Rights Against Third Parties; Preservation of Collateral in Buyers’s Possession. Until such time as the Buyers exercise their right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Company’s or the Subsidiary’s contract rights, the Company and the Subsidiary assume full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Buyers shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Buyers take such action for that purpose as the Company or the Subsidiary shall request in writing, provided that such requested action shall not, in the judgment of the Buyers, impair the Buyers’ security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Buyers receive such written request in sufficient time to permit the Buyers to take the requested action.

9.           Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, the Agent may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon fifteen (15) days prior written notice to the Company or the Subsidiary, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Agent, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Agent, in its sole discretion, may elect, and at any such sale, the Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action the Agent may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur or shall exist, the Agents may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Company or the Subsidiary, without affecting the Company’s or the Subsidiary’s liability under this Agreement or the Notes. Each of the Company and the Subsidiary waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which the Company or the Subsidiary may be entitled.

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Company and the Subsidiary expressly waive.

(d) The Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5, any Proceeds received by the Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Agent in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Notes, pro rata , whether on account of principal or interest or otherwise as the Agent, in its sole discretion, may elect, and then to pay the balance, if any, to the Company or the Subsidiary or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Company shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, the Company or the Subsidiary shall promptly upon written demand by the Agent assemble the Equipment, Inventory and Fixtures and make them available to the Buyers at a place or places to be designated by the Agent The rights of the Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10.           Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Notes, this Agreement shall terminate and be of no further force and effect and the Buyers shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Buyers, the Company and the Subsidiary may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Buyers to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Company.

11.           Miscellaneous.

(a) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b) No failure or delay on the part of the Buyers in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Buyers under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Buyers under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Company or the Subsidiary:

Nevada Gold Holdings, Inc.
1640 Terrace Way
Walnut Creek, CA 94957
Attention:    David Rector
Telephone:   (925) 938-0406
Facsimile:

with a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

If to Agent:

Attn:
Facsimile:

with a copy to:

Attn:
Facsimile:

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Buyers’ security interest in the Collateral, and the rights, duties and obligations of the Buyers, the Company and the Subsidiary with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.

(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

BUYER: By:______________________ Name: Title: BUYER: By:______________________ Name: Title: BUYER: By:______________________ Name: Title:

COMPANY:

NEVADA GOLD HOLDINGS, INC.

By:______________________
Name: David Rector
Title:   Chief Executive Officer

SUBSIDIARY

NEVADA GOLD ENTERPRISES, INC.

By:______________________
Name: David Mathewson
Title:   Chief Executive Officer

Agreed and Accepted by:

Agent:

By:______________________
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Schedule I

1.	States in which Collateral is located:

Nevada Gold Holdings, Inc. - Nevada.
Nevada Gold Enterprises, Inc. - Nevada.

2.	Company and Subsidiary Information:

Company	Subsidiary

Nevada Gold Holdings, Inc.
a Delaware corporation
DE ID No.: [_____________]
Executive Offices Address:
1640 Terrace Way
Walnut Creek, CA 94957

Chief Executive Officer: David Rector

Foreign Corporation Qualification Numbers:

Nevada Gold Enterprises, Inc.
a Nevada corporation
NV ID No.: [_____________]
Executive Offices Address:
1265 Mesa Drive
Fernley, NV  89408

Chief Executive Officer: David Mathewson

Foreign Corporation Qualification Numbers: